Exhibit 4.14



     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO XL CAPITAL FINANCE (EUROPE) PLC, XL CAPITAL LTD OR THEIR RESPECTIVE AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, TRANSFERS OF THIS GLOBAL SECURITY (AND THE RELATED GUARANTEE) SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         XL CAPITAL FINANCE (EUROPE) PLC


No. __________
Principal Amount $__________

                            _____ % _______ Note due _____

                                                           CUSIP No.___________
                                                           ISIN No.____________
                                                           Common Code_________

     XL Capital Finance (Europe) plc, a public limited company organized under the laws of England and Wales, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ United States Dollars (US$________) on _______________.

     Interest Payment Dates: and ______________________.

     Record Dates: and ____________________.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                            XL CAPITAL FINANCE (EUROPE) PLC


                            By:
                                  -------------------------------------------
                                  Name:
                                  Title:

                            By:
                                  -------------------------------------------
                                  Name:
                                  Title:

Witnessed in the presence of:


By:
         --------------------------------------------
         Name:
         Title:


Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                       ,
         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.


By:_________________________
         Authorized Signatory

                                    GUARANTEE

     For value received, XL Capital Ltd hereby unconditionally and irrevocably guarantees on an unsecured, unsubordinated basis to the holder of this Security the payment of principal of, premium, if any, on, interest on, and Additional Amounts, if any, in respect of the Security upon which this Guarantee is endorsed in the amounts and at the times when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal of, premium, if any, Additional Amounts, if any, and interest of such Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.


     THE TERMS OF ARTICLE THIRTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.



                            [Signature page follows]

     IN WITNESS WHEREOF, XL CAPITAL LTD, as Guarantor, has caused this Guarantee to be duly executed as a deed this th day of .

The common seal of   )
XL CAPITAL LTD       )
was hereunto         )
affixed in the       )
presence of          )


By:
      --------------------------------------
      Name:
      Title:

Witness:

By:
      --------------------------------------
      Name:
      Title:

                              (Reverse of Security)

                                   % Note due


1.  Interest

     XL Capital Finance (Europe) plc, a public limited company incorporated under the laws of England and Wales (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received, promises to pay interest on the principal amount of this Security at the rate of % per annum. The Company shall pay interest semiannually on __________ and ___________ of each year, commencing ____________. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from ___________ until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

     By at least 10:00 a.m. prevailing Eastern U.S. time on the date on which any principal of, premium, if any, Additional Amounts, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to make such payment. The Company shall pay interest on the Securities (except defaulted interest, which shall be paid pursuant to Section 307 of the Indenture) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. The Company shall pay principal, premium, if any, Additional Amounts, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, Additional Amounts, if any, and interest in respect of the Securities represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depository. Payments of premium, if any, Additional Amounts, if any, and interest in respect of a certificated Security may be made at the option of the Company by wire transfer of immediately available funds to the accounts specified by registered Holders as of the relevant record dates or, by checks mailed to the addresses of the registered Holders as of the relevant record dates or at the specified offices of any Paying Agent, including our Paying Agent in Luxembourg. Payment of principal in respect of a certificated Security will only be made against presentation and, provided that payment is made in full, surrender of the appropriate certificate at the specified offices of any Paying Agent, including our Paying Agent in Luxembourg.

3.  Paying Agent and Registrar

     Initially, _____________, a _____________ trust company (the "Trustee"), will act as Paying Agent and Registrar, and, and if the Securities are listed on the Luxembourg Stock Exchange, the Company will maintain a transfer and paying agent in Luxembourg, which initially will be __________. The Company or the Guarantor may appoint and change any Paying Agent or Registrar without notice, except that appointments relating to and changes in the Luxembourg transfer and paying agent will be notified in a newspaper with general circulation in Luxembourg. The Company may act as Paying Agent or Registrar.

4.  Indenture

     The Company issued the Securities under an Indenture dated as of __________, ____, among the Company, the Guarantor and the Trustee, as supplemented by authorizing resolutions relating to the Securities, which collectively constitutes the indenture governing the Securities (the "Indenture") . The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This security is one of a series of securities designated as the ____% ______ Note _____ due _________ of the Company (the "Securities"). Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     The aggregate principal amount at maturity of the Securities which may be authenticated and delivered under the Indenture shall be $_________ (except for any Securities authenticated and delivered upon registration of the transfer of, or in exchange for, or in lieu of other Securities pursuant to the terms of the Indenture); provided, however, that the Company from time to time, without giving notice to or seeking the consent of the Holders of the Securities, may issue additional senior notes having the same ranking and the same interest rate, maturity and other terms as the Securities, except for the issue price and the issue date, pursuant to a registration statement (File No.________) and any subsequent registration statement; any additional senior notes having such similar terms, together with the Securities, will constitute a single series of securities under the Indenture.

     The Indenture imposes certain limitations on the ability of each of the Company, the Guarantor and the Designated Subsidiaries to, among other things, create or incur Liens. The Indenture also imposes limitations on the ability of each of the Company and the

Guarantor to consolidate or amalgamate with or merge into any other Person or convey, transfer, sell or lease its property substantially as an entirety to any Person.

5.  Guarantee

     To guarantee the due and punctual payment of the principal, premium, if any, Additional Amounts, if any, and interest, in respect of the Securities and all other amounts payable by the Company under the Indenture and the Securities when due and payable, whether by declaration thereof or otherwise, according to the terms of the Securities, the Guarantee and the Indenture, the Guarantor has unconditionally and irrevocably guaranteed the Securities on an unsecured, unsubordinated basis all in accordance with and subject to the terms and limitations of the Securities, the Guarantee and Article Thirteen of the Indenture.

6.  Optional Redemption

     The Securities will be redeemable, in whole at any time or in part from time to time, at the Company's option, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of: (A) 100% of the principal amount of the Securities to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury rate, plus ____ basis points.

     If less than all of the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee, by such method as the Trustee in its sole discretion deems to be fair and appropriate.

     As used in this Section 6, the following terms shall have the respective meanings set forth below:

     "Treasury rate" means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable Treasury issue, assuming a price for the comparable Treasury issue (expressed as a percentage of its principal amount) equal to the comparable Treasury price for such date of redemption.

     "Comparable Treasury issue" means the United States Treasury security selected as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the

     Securities.

     "Comparable Treasury price" means, with respect to any date of redemption, the average of the reference Treasury dealer quotations for the date of redemption, after excluding the highest and lowest reference Treasury dealer quotations, or if the Trustee obtains fewer that three reference Treasury dealer quotations, the average of all reference Treasury dealer quotations.

     "Reference Treasury dealers" means each of and and their respective successors and any other primary Treasury dealer the Guarantor or the Company selects. If any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, the Guarantor or the Company must substitute another primary Treasury dealer.

     "Reference Treasury dealer quotations" means, with respect to each reference Treasury dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the comparable Treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the reference Treasury dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

     The Company and the Registrar will not be required to (1) register the transfer of or exchange the Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Securities as described in Section 8 and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

7.  Sinking Fund

     The Securities will not be entitled to the benefit of any mandatory redemption or sinking fund.

8.  Notice of Redemption

     Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money suffi-cient to pay the Redemption Price of and accrued and unpaid interest, including premium, if any, and Additional Amounts, if any, on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. Following any redemption the Company will notify the Luxembourg Stock Exchange and publish a notice in Luxembourg.

9.  Denominations; Transfer; Exchange

     The Securities are in fully registered form without coupons in denominations of $1,000 and any whole multiple of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith permitted by the Indenture.

10.  Persons Deemed Owners

     Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Discharge and Defeasance

     Subject to certain conditions and limitations set forth in the Indenture, the Company and the Guarantor may terminate some of or all its obligations under the Securities, the Guarantee and the Indenture if the Company or the Guarantor deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, Additional Amounts, if any, and interest, on, the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the terms of the Securities and the Guarantee may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding securities of all series Outstanding under the Indenture to be affected thereby (taken together as one class) and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantor and the Trustee may amend the Indenture or the Securities, so long as such changes do not materially and adversely affect the interests of the Holder, (a) to cure any ambiguity, omission, defect or inconsistency; (b) to make any change that does not adversely affect the rights of any Holder in any material respect; (c) to provide for successors to the Company and the Guarantor; (d) to provide any security for or additional guarantees of the Securities; (e) to add Events of Default with respect to the Securities; (f) to add additional covenants or to surrender any right or power conferred upon the Company and the Guarantor by the Indenture; (g) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (h) to provide for uncertificated Securities in addition to or in place of certificated Securities and Guarantees or to provide for bearer Securities and Guarantees;
(i) to make any change to permit the issuance of bearer Securities, registrable or not registrable as to principal, and with or without interest coupons; (j) to change or eliminate any of the provisions of the Indenture, provided that such change or elimination shall become effective only when there are no securities of a prior series outstanding that are entitled to the benefit of such provision; (k) to establish the form or terms of securities as permitted by the Indenture; and (l) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the Indenture.

13.  Defaults and Remedies

     If an Event of Default, other than an Event of Default described in Section 501(5) or 501(6) of the Indenture, with respect to the Securities shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company and the Guarantor (and to the Trustee if given by the Holders of the Securities), will be entitled to declare all unpaid principal of and accrued interest and Additional Amounts on the Securities then outstanding to be due and payable immediately. In the case of an Event of Default described in Section 501(5) or 501(6) of the Indenture, all unpaid principal of and accrued interest and Additional Amounts on all Securities then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Securities. Such declaration of acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of, premium, if any, interest on or Additional Amounts on the Securities) may be waived by the Holders of a majority in principal amount of the Securities then outstanding upon the conditions provided in the Indenture.

14.  Trustee Dealings with the Company and the Guarantor

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their Affiliates and, subject to the Indenture, may otherwise deal with the Company, the Guarantor with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

     An incorporator, shareholder, officer or director, as such, of the Company or the Guarantor shall not have any liability for any obligations, covenants or agreements of the Company or the Guarantor under the Securities, the Guarantee or the Indenture or for any claim based thereon or otherwise in respect thereof. By accepting a Security, each Holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the Securities and the Guarantee.

16.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.  Governing Law

     THE INDENTURE, THIS SECURITY AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.  CUSIP Number, ISIN and Common Code

     The Company and the Guarantor have caused the CUSIP number, ISIN and common code to be printed on this Security and have directed the Trustee to use the CUSIP number, ISIN and common code in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture and a copy of this Security.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         -----------------------------------------------------------------------
         (Print or type assignee's name, address and zip code)

         -----------------------------------------------------------------------
         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date: ________________ Your Signature: _____________________


---------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The initial principal amount of this Global Security is $_________. The following increases or decreases in this Global Security have been made:


                                                                       Principal amount of
                         Amount of decrease     Amount of increase     this Global Security   Signature of
                         in Principal  Amount   in Principal Amount    following such         authorized signatory
Date of                  of this Global         of this Global         decrease or            of Trustee or
Exchange                 Security               Security               increase               Securities Custodian
                         ------------------     --------------------   -------------------    --------------------




